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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2003

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 South Quebec Street, Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 967-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

Pro Forma Financial Information

        On April 1, 2003, First Data Corporation and its wholly owned subsidiary, Monaco Subsidiary Corporation, entered into an Agreement and Plan of Merger with Concord EFS, Inc., pursuant to which Monaco will be merged with and into Concord and Concord will become a wholly owned subsidiary of First Data. Consummation of the merger is subject to various conditions, including approval by the stockholders of First Data and Concord and the receipt of all requisite antitrust, banking and other regulatory approvals. Upon completion of the merger, First Data's shareholders immediately prior to the merger will own approximately 79% of First Data's outstanding shares on a fully diluted basis, and Concord's former shareholders will own approximately 21% of First Data's outstanding shares on a fully diluted basis.

PRO FORMA FINANCIAL DATA
FIRST DATA AND CONCORD UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS

        Presented below is selected unaudited pro forma condensed combined consolidated financial information that reflects the purchase method of accounting and is intended to provide a better picture of what the combined business of First Data and Concord might have looked like had the businesses actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined consolidated financial information has been prepared assuming that 0.40 of a share of First Data common stock had been issued in exchange for each outstanding share of Concord common stock. The unaudited pro forma condensed combined consolidated financial information may have been different had the companies actually been combined at the beginning of each period presented. The selected unaudited pro forma condensed combined consolidated financial information does not reflect the effect of asset dispositions, if any, any restructuring activities or cost savings that may result from the proposed merger.

        The unaudited pro forma condensed combined consolidated statements of income combine the historical consolidated statements of income of First Data and Concord giving effect to the proposed merger as if it had occurred on January 1 of each period presented. The unaudited pro forma condensed combined consolidated balance sheet combines the historical consolidated balance sheet of First Data and the historical consolidated balance sheet of Concord, giving effect to the proposed merger as if it had been completed on March 31, 2003. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. This information should be read in conjunction with:

  •
  the notes to the unaudited pro forma condensed combined consolidated financial statements included herewith;

  •
  First Data's separate historical unaudited financial statements as of and for the three months ended March 31, 2003 included in First Data's Quarterly Report on Form 10-Q for the three month period ended March 31, 2003;

  •
  First Data's separate historical financial statements of and for the year ended December 31, 2002 included in First Data's Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  separate historical unaudited financial statements of Concord as of and for the three months ended March 31, 2003 included in Concord's Quarterly Report on Form 10-Q for the three month period ended March 31, 2003; and

  •
  separate historical financial statements of Concord as of and for the year ended December 31, 2002 included in Concord's Annual Report on Form 10-K for the year ended December 31, 2002.

        The unaudited pro forma condensed combined consolidated financial information is presented for informational purposes only. The unaudited pro forma information is not necessarily indicative of what First Data's financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined consolidated financial information does not purport to project the future financial position or operating results of the combined company.

        The unaudited pro forma condensed combined consolidated financial information has been prepared using the purchase method of accounting with First Data treated as the acquirer. As described in Note 1, "Basis of Pro Forma Presentation," First Data's cost to acquire Concord will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined consolidated financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF INCOME
For the Year Ended December 31, 2002

	First Data Corporation	Concord EFS, Inc.	Reclassifi- cations	(4)	Pro Forma Adjustments	(4)	Pro Forma Combined
	(in millions, except per share data)
REVENUES
Transaction and processing service fees	$6,566.2	$1,966.6	$(809.8)	(a)	$(20.5)	(c)	$7,628.0
			(74.5)	(b)
Other non-transaction based revenue(1)	275.7		1.7	(b)			277.4
Product sales and other	275.3		45.1	(b)			320.4
Reimbursable postage and other	519.0		29.8	(b)			548.8

	7,636.2	1,966.6	(807.7)		(20.5)		8,774.6

EXPENSES
Cost of services	3,809.6	1,366.5	(796.9)	(a)	142.4	(d)	4,454.0
			(47.1)	(b)	(20.5)	(c)
Cost of products sold	189.5		13.5	(b)			203.0
Selling, general and administrative	1,282.7	123.9	(12.9)	(a)	(2.2)	(e)	1,391.5
Reimbursable postage and other	519.0		29.8	(b)			548.8
Other operating expenses(2)	73.9	86.2					160.1

	5,874.7	1,576.6	(813.6)		119.7		6,757.4

Operating profit	1,761.5	390.0	5.9		(140.2)		2,017.2

Other income/(expense)(3)	9.9	86.4	(5.9)	(b)	(2.5)	(f)	86.5
					(1.4)	(g)
Interest expense	(117.1)	(11.6)			3.8	(f)	(124.9)

Income before income taxes, minority interest and equity earnings in affiliates	1,654.3	464.8	—		(140.3)		1,978.8

Income taxes	432.2	163.1			(52.3)	(h)	543.0
Minority interest	(102.8)	(0.9)					(103.7)
Equity earnings in affiliates	118.6						118.6

Net income	$1,237.9	$300.8	$—		$(88.0)		$1,450.7

Earnings per share—basic	$1.63	$0.59				(i)	$1.51
Earnings per share—diluted	$1.61	$0.57				(i)	$1.48

Weighted average shares outstanding:
Basic	757.5	507.3				(i)	960.4
Diluted	771.8	524.7				(i)	981.7

(1)
Other non-transaction based revenue includes investment income, professional services and software licensing and maintenance.

(2)
Other operating expenses include restructuring charges, net, impairments and litigation and regulatory settlements.

(3)
Other income / (expense) includes interest income, investment gains and (losses) and divestitures, net.

(4)
Refer to the "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements—Note 2. Pro Forma Adjustments."

See "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements," which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF INCOME
For the Three Months Ended March 31, 2003

	First Data Corporation	Concord EFS, Inc.	Reclassifi- cations	(4)	Pro Forma Adjustments	(4)	Pro Forma Combined
	(in millions, except per share data)
REVENUES
Transaction and processing service fees	$1,706.3	$519.9	$(214.1)	(a)	$(7.0)	(c)	$1,988.3
			(16.8)	(b)
Other non-transaction based revenue(1)	67.4		0.2	(b)			67.6
Product sales and other	68.8		9.2	(b)			78.0
Reimbursable postage and other	166.5		7.4	(b)			173.9

	2,009.0	519.9	(214.1)		(7.0)		2,307.8

EXPENSES
Cost of services	1,034.5	377.5	(210.1)	(a)	33.9	(d)	1,217.1
			(11.7)	(b)	(7.0)	(c)
Cost of products sold	44.4		4.3	(b)			48.7
Selling, general and administrative	338.9	31.8	(4.0)	(a)	(1.7)	(j)	367.1
			2.4	(b)	(0.3)	(e)
Reimbursable postage and other	166.5		7.4	(b)			173.9
Other operating expenses(2)	—	2.4	(2.4)	(b)			—

	1,584.3	411.7	(214.1)		24.9		1,806.8

Operating profit	424.7	108.2	—		(31.9)		501.0

Other income/(expense)(3)	1.2	14.2			(0.1)	(f)	15.0
					(0.3)	(g)
Interest expense	(26.4)	(2.4)			0.3	(f)	(28.5)

Income before income taxes, minority interest and equity earnings in affiliates	399.5	120.0	—		(32.0)		487.5

Income taxes	111.0	42.0			(11.9)	(h)	141.1
Minority interest	(24.9)	(0.3)					(25.2)
Equity earnings in affiliates	29.0						29.0

Net income	$292.6	$77.7	$—		$(20.1)		$350.2

Earnings per share—basic	$0.39	$0.16				(i)	$0.37
Earnings per share—diluted	$0.39	$0.16				(i)	$0.37

Weighted average shares outstanding:
Basic	750.2	486.5				(i)	944.8
Diluted	760.0	495.2				(i)	958.1

(1)
Other non-transaction based revenue includes investment income, professional services and software licensing and maintenance.

(2)
Other operating expenses include restructuring charges, net, impairments and litigation and regulatory settlements.

(3)
Other income / (expense) includes interest income, investment gains and (losses) and divestitures, net.

(4)
Refer to the "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements—Note 2. Pro Forma Adjustments."

See "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements," which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF INCOME
For the Three Months Ended March 31, 2002

	First Data Corporation	Concord EFS, Inc.	Reclassifi- cations	(4)	Pro Forma Adjustments	(4)	Pro Forma Combined
	(in millions, except per share data)
REVENUES
Transaction and processing service fees	$1,492.7	$421.7	$(169.1)	(a)	$(4.4)	(c)	$1,725.0
			(15.9)	(b)
Other non-transaction based revenue(1)	60.3		0.3	(b)			60.6
Product sales and other	71.8		8.7	(b)			80.5
Reimbursable postage and other	115.5		6.4	(b)			121.9

	1,740.3	421.7	(169.6)		(4.4)		1,988.0

EXPENSES
Cost of services	904.2	281.9	(166.3)	(a)	36.5	(d)	1,042.2
			(9.7)	(b)	(4.4)	(c)
Cost of products sold	46.4		2.8	(b)			49.2
Selling, general and administrative	299.8	24.8	(2.8)	(a)	(0.1)	(e)	321.7
Reimbursable postage and other	115.5		6.4	(b)			121.9
Other operating expenses(2)	8.9	47.5					56.4

	1,374.8	354.2	(169.6)		32.0		1,591.4

Operating profit	365.5	67.5	—		(36.4)		396.6

Other income/(expense)(3)	(4.1)	20.1			(0.8)	(f)	14.8
					(0.4)	(g)
Interest expense	(30.7)	(3.1)			1.3	(f)	(32.5)

Income before income taxes, minority interest and equity earnings in affiliates	330.7	84.5	—		(36.3)		378.9

Income taxes	89.9	30.0			(13.5)	(h)	106.4
Minority interest	(20.6)	(0.3)					(20.9)
Equity earnings in affiliates	24.1						24.1

Net income	$244.3	$54.2	$—		$(22.8)		$275.7

Earnings per share—basic	$0.32	$0.11				(i)	$0.29
Earnings per share—diluted	$0.31	$0.10				(i)	$0.28

Weighted average shares outstanding:
Basic	762.7	508.7				(i)	966.2
Diluted	780.9	530.3				(i)	993.0

(1)
Other non-transaction based revenue includes investment income, professional services and software licensing and maintenance.

(2)
Other operating expenses include restructuring charges, net, impairments and litigation and regulatory settlements.

(3)
Other income/(expense) includes interest income, investment gains and (losses) and divestitures, net.

(4)
Refer to the "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements—Note 2. Pro Forma Adjustments."

See "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements," which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
As of March 31, 2003

	First Data Corporation	Concord EFS, Inc.	Reclassifi- cations	(1)	Pro Forma Adjustments	(1)	Pro Forma Combined
	(in millions)
ASSETS
Cash and cash equivalents	$839.0	$861.1	$(490.1)	(k)	$(5.9)	(f)	$1,131.6
					7.5	(e)
					(80.0)	(g)
Settlement assets	16,405.0	41.5	493.6	(k)			16,940.1
Accounts receivable, net	1,382.5	129.7	8.8	(l)	(2.5)	(c)	1,515.6
			(2.9)	(k)
Property and equipment, net	739.8	346.6	(138.8)	(m)			947.6
Goodwill	3,943.9	265.0			4,344.7	(o)	8,553.6
Other intangibles, less accumulated amortization	1,545.7	53.1	171.1	(m)	1,476.9	(d)	3,246.8
Investment in affiliates	774.9	—					774.9
Other assets	819.0	1,231.0	(32.3)	(m)	(2.5)	(f)	1,991.9
			(8.8)	(l)	(7.5)	(e)
			(7.0)	(n)

Total Assets	$26,449.8	$2,928.0	$(6.4)		$5,730.7		$35,102.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Settlement obligations	$16,014.6	$466.2	$68.9	(k)	$—		$16,549.7
Accounts payable and other liabilities	3,021.5	290.0	(7.0)	(n)	(8.4)	(f)	3,859.8
			(68.3)	(k)	(2.5)	(c)
					634.5	(p)
Borrowings	3,146.6	180.4					3,327.0

Total Liabilities	22,182.7	936.6	(6.4)		623.6		23,736.5

Stockholders' Equity	4,267.1	1,991.4			5,107.1	(q)	11,365.6

Total Liabilities and Stockholders' Equity	$26,449.8	$2,928.0	$(6.4)		$5,730.7		$35,102.1

(1)
Refer to the "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements—Note 2. Pro Forma Adjustments."

See "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements," which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

        As of April 1, 2003, First Data and Concord entered into a definitive agreement, which, subject to the terms and conditions included in the agreement, will result in Concord becoming a wholly owned subsidiary of First Data in a transaction to be accounted for using the purchase method of accounting. Pursuant to the merger, each share of Concord common stock will be converted into 0.40 of a share of First Data common stock.

        The unaudited pro forma condensed combined consolidated financial statements provide for the issuance of approximately 195 million shares of First Data common stock, based upon an exchange ratio of 0.40 of a share of First Data common stock for each outstanding share of Concord common stock as of March 31, 2003. The actual number of shares of First Data common stock to be issued will be determined based on the actual number of shares of Concord common stock outstanding at the completion of the merger. The average market price per share of First Data common stock of $35.00 is based on an average of trading days (March 31, April 1, April 3 and April 4) around the April 2, 2003 announcement date of the proposed merger. First Data has agreed to assume Concord's outstanding stock options and, based on the total number of Concord options outstanding at March 31, 2003, First Data would issue options to purchase approximately 23 million shares of First Data common stock (the number of options to be issued includes 1.9 million attributable to options granted on April 1, 2003), at a weighted average exercise price of $33.38. The actual number of options to be issued will be determined based on the actual number of Concord options outstanding at the completion of the merger.

        The estimated total purchase price of the merger, based on this $35.00 per share price of First Data common stock, is as follows (in millions):

Value of First Data common stock issued	$6,811
Assumption of Concord options	288

Total value of First Data common stock	7,099
Estimated direct transaction costs	80

Total estimated purchase price	$7,179

        Under the purchase method of accounting, the total estimated purchase price, as shown in the table above, is allocated to Concord's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. Based on a preliminary independent valuation, and subject to changes pending receipt of the final valuation and other factors as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements contained in this joint proxy statement/prospectus, the preliminary estimated purchase price is allocated as follows (in millions):

Net tangible assets	$868
Identifiable intangible assets:
Customer relationships	1,320
Proprietary software	61
Tradename	320
Goodwill	4,610

Total preliminary estimated purchase price allocation	$7,179

        Of the total estimated purchase price, a preliminary estimate of $0.9 billion has been allocated to net tangible assets acquired and approximately $1.7 billion has been allocated to identifiable intangible assets acquired. The estimated useful lives assigned to customer relationships range from six to 14 years. The estimated useful lives assigned to proprietary software and the STARsm tradename are five years and 25 years, respectively. The amortization related to identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined consolidated statements of income.

        Customer relationships represent Concord's presently existing contractual relationships in the Network Services and Payment Services segments. Certain of these contractual relationships are in various stages of being renegotiated. To the extent certain of these contractual relationships are not renewed, the value of such relationships in the final valuation will be lower than the preliminary value.

        Proprietary software primarily represents software being used in Concord's operations that is expected to be used by First Data.

        Of the total estimated purchase price, approximately $4.6 billion has been allocated to goodwill. Goodwill represents the excess of the purchase price for the acquired business over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets,"goodwill will not be amortized, but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Note 2. Pro Forma Adjustments

        Pro forma adjustments are necessary to (i) reflect the estimated purchase price, (ii) adjust amounts related to Concord's identifiable intangible assets to a preliminary estimate of their fair values, (iii) reflect the amortization expense related to the estimated identifiable intangible assets, (iv) eliminate inter-company transactions between First Data and Concord and (v) reflect the income tax effect of the pro forma adjustments. In addition, certain reclassifications have been made to conform Concord's historical presentation to First Data's.

        The unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from restructuring activities, as management is in the early stages of assessing these activities and estimating the associated costs. First Data and Concord are competing in the marketplace and, as such, are restricted from sharing certain types of sensitive data until after the completion of the merger. With certain decisions being delayed by such restrictions, First Data's management expects to finalize the restructuring and integration plan shortly after the completion of the merger.

        The costs of restructuring activities that will be recorded as liabilities assumed in the purchase business combination upon the completion of the merger will include the following:

  •
  closure of some Concord facilities due to the consolidation of duplicative functions;

  •
  terminating some Concord contracts for services that are duplicative; and

  •
  severing some of the Concord employees associated with such facilities and other Concord employees in duplicative positions.

        Other restructuring, merger and integration costs will be charged to expense as incurred. Such costs will not be recorded upon the completion of the merger and are not included in the unaudited pro forma condensed combined consolidated financial statements. These costs include, but are not limited to, the following:

  •
  closure of some First Data facilities due to the consolidation of duplicative functions;

  •
  terminating some First Data contracts for services that are duplicative;

  •
  severing some of the First Data employees associated with such facilities and other First Data employees in duplicative positions; and

  •
  migrating customers from either a Concord operating platform to a First Data operating platform or from a First Data operating platform to a Concord platform.

        In addition, these pro forma condensed combined consolidated financial statements do not reflect any anticipated synergies that will occur subsequent to the completion of the merger.

        Because these unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values and do not include liabilities which are not presently estimable, as discussed above, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition to the receipt of the final valuation, the impact of ongoing integration activities, the timing of completion of the merger and other changes in Concord's net tangible and intangible assets which occur prior to completion of the merger could cause material differences in the information presented.

        The pro forma and reclassification adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows (in millions):

  (a)
  Historical Concord revenue amounts were reclassified to present revenues net of interchange and assessments charged by credit card associations, payments to independent sales organizations related to residual interests they have retained in certain merchant contracts and certain other fees.

  (b)
  Historical Concord revenue and expense amounts were reclassified according to First Data income statement classifications primarily relating to terminal equipment sales and reimbursable postage and other.

  (c)
  Adjustment to eliminate inter-company transactions between Concord and First Data and/or their consolidated affiliates primarily relating to Concord providing debit transaction and front-end processing to First Data, and First Data providing debit transaction, front-end processing and terminal equipment sales and services to Concord.

	At March 31, 2003	For the Year-ended December 31, 2002	For the Quarter- ended March 31, 2002	For the Quarter- ended March 31, 2003
To eliminate inter-company transaction and processing service fees	—	$(20.5)	$(4.4)	$(7.0)
To eliminate inter-company cost of services	—	(20.5)	(4.4)	(7.0)
To eliminate inter-company receivable/payable	$(2.5)

  (d)
  Adjustment to record the preliminary estimate of the fair value of Concord's identifiable intangible assets and the resulting adjustments to amortization expense:

		Amortization Effect
	At March 31, 2003	For the Year-ended December 31, 2002	For the Quarter- ended March 31, 2002	For the Quarter- ended March 31, 2003
To reflect Concord's intangible assets at a preliminary estimate of fair value and related amortization expense	$1,701.1	$168.8	$42.2	$42.2
To eliminate Concord's historical intangible assets and related amortization expense	(224.2)	(26.4)	(5.7)	(8.3)

	$1,476.9	$142.4	$36.5	$33.9

  (e)
  Adjustment to eliminate the $7.5 million cash surrender value of split-dollar life insurance at March 31, 2003 and the related expense of $2.2 million, $0.1 million and $0.3 million for the year-ended December 31, 2002 and the three-months ended March 31, 2002 and 2003, respectively. The merger agreement contemplates that all split-dollar agreements will be terminated prior to completion of the merger.

  (f)
  Adjustment to eliminate the revenues and expenses and assets and liabilities associated with Concord's retail banking activities as this business will be terminated prior to the completion of the merger:

	At March 31, 2003	For the Year-ended December 31, 2002	For the Quarter- ended March 31, 2002	For the Quarter- ended March 31, 2003
To eliminate Concord's interest income on loans held by the bank	—	$(2.5)	$(0.8)	$(0.1)
To eliminate Concord's interest expense on deposits held by the bank	—	(3.8)	(1.3)	(0.3)
To eliminate Concord's bank loans recognized on the balance sheet in other assets	$(2.5)
To eliminate Concord's bank deposits recognized on the balance sheet in accounts payable and other liabilities	(8.4)
  (g)
  Adjustment to reflect the $80.0 million of estimated direct transaction costs and a corresponding reduction in interest income of $1.4 million, $0.4 million and $0.3 million for the year-ended December 31, 2002 and the three-months ended March 31, 2002 and 2003, respectively.

  (h)
  Adjustment to record the income tax effect of pro forma adjustments at a combined federal and state statutory tax rate of 37.3%. The effective tax rate of the combined company will be in excess of First Data's historical effective tax rate due to, among other potential factors, First Data's tax exempt investment income representing a lesser portion of the combined company's pre-tax income. First Data's and Concord's historical effective tax rates for 2002 were 25.9% and 35.1%, respectively.

  (i)
  Pro forma basic and diluted earnings per common share are based on the weighted average number of shares of First Data common stock outstanding during each period and the weighted average number of shares of Concord common stock outstanding during each period multiplied by the 0.40 exchange ratio. First Data historical and pro forma per-share amounts reflect the retroactive effect of the May 20, 2002 2-for-1 stock split that was distributed to First Data shareholders on June 4, 2002.

  (j)
  Adjustment to reflect the elimination of merger related transaction costs recognized by Concord.

  (k)
  Historical Concord cash, accounts receivable and accounts payable amounts related to settlement operations were reclassified to settlement assets and settlement liabilities.

  (l)
  Historical Concord interest receivable amounts were reclassified to accounts receivable.

  (m)
  Historical Concord capitalized and purchased software and customer conversion costs recorded in property and equipment and other assets were reclassified to other intangibles.

  (n)
  Historical Concord deferred tax assets were reclassified to accounts payable and other liabilities.

  (o)
  Adjustment to goodwill:

To reflect the initial purchase price in excess of the preliminary estimate of fair value of Concord's net assets	$4,609.7
To eliminate Concord's historical goodwill	(265.0)

$4,344.7

  (p)
  Adjustment to record the $634.5 million deferred tax liability on the preliminary estimate of the fair value of identifiable intangible assets.

  (q)
  Adjustment to eliminate Concord's historical stockholders' equity and reflect the issuance of First Data common stock and granting of First Data stock options as consideration pursuant to the merger:

To reflect the issuance of First Data common stock and granting of First Data stock options	$7,098.5
To eliminate Concord's historical stockholders' equity	(1,991.4)

$5,107.1

ADDITIONAL INFORMATION

        First Data and Concord expect to incur costs associated with combining the operations of the two companies, transaction fees and other costs related to the proposed merger. The total estimate includes approximately $80 million for transaction costs. The estimated $80 million of transaction costs will be recorded as a component of the purchase price. First Data also will incur restructuring and integration costs in connection with the merger. First Data is in the early stages of making assessments of these costs and at this time is unable to give an estimate of these costs. The amount related to restructuring will be included as a liability in the purchase price allocation or as an expense, depending on the nature of the restructuring activity. The amount of transaction fees expected to be incurred is a preliminary estimate and subject to change. Additional unanticipated costs may be incurred in the integration of the businesses of First Data and Concord. Although First Data and Concord expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction, merger-related and restructuring costs over time, there can be no assurance that this net benefit will be achieved in the near term, or at all.

        In accordance with generally accepted accounting principles in the United States, the merger will be accounted for using the purchase method of accounting, which will result in charges to earnings that could have an adverse impact on the market value of First Data common stock following completion of the merger. Under the purchase method of accounting, the total estimated purchase price will be allocated to Concord's net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the merger. The excess of the purchase price over those fair values will be recorded as goodwill. The combined company will incur additional amortization expense based on the identifiable intangible assets acquired in connection with the merger. Additionally, to the extent the value of goodwill becomes impaired, the combined company may be required to incur material charges relating to such impairment. These amortization and potential impairment charges could have a material impact on the combined company's results of operations.

        First Data estimates the annual amortization expense for these identifiable intangible assets will approximate $169 million. Based on Concord's amortization expense of approximately $26 million related to identifiable intangible assets for the year ended December 31, 2002, First Data will incur approximately $143 million of incremental annual amortization expense after the completion of the merger. This incremental expense will impact the earnings per share after the completion of the merger by approximately $0.09 per share. Changes in earnings per share, including as a result of this incremental expense, could adversely affect the trading price of the First Data common stock.

FORWARD-LOOKING STATEMENTS

        Statements in this current report on form 8-K which are not historical facts, including expectations of financial results for the combined companies (e.g., projections regarding revenue, earnings, cash flow and cost savings), are "forward-looking statements." All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Investors are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

        Important factors upon which the forward-looking statements presented in this release are premised include: (a) receipt of regulatory and shareholder approvals without unexpected delays or conditions; (b) timely implementation and execution of merger integration plans; (c) the ability to implement comprehensive plans for asset rationalization; (d) the successful integration of the IT systems and elimination of duplicative overhead and IT costs without unexpected costs or delays; (e) retention of customers and critical employees; (f) successfully leveraging First Data/Concord's comprehensive product offering to the combined customer base; (g) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (h) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting First Data/Concord's businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (i) no unanticipated developments relating to previously disclosed lawsuits or similar matters; (j) successful management of any impact from slowing economic conditions or consumer spending; (k) no catastrophic events that could impact First Data/Concord's or its major customer's operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (l) no material breach of security of any First Data/Concord's systems; and (m) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection. In addition, the ability of First Data/Concord to achieve the expected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of First Data/Concord, and other risks and uncertainties described from time to time in First Data/Concord's public filings with United States Securities and Exchange Commission.

NOT A PROXY SOLICITATION

        This communication is not a solicitation of a proxy from any security holder of First Data Corporation or Concord EFS, Inc., and First Data Corporation and Concord EFS, Inc. will be filing with the Securities and Exchange Commission a definitive joint proxy statement/prospectus to be mailed to security holders and other relevant documents concerning the planned merger of Concord EFS, Inc. with a subsidiary of First Data Corporation. WE URGE INVESTORS TO READ THE DEFINITIVE VERSION OF THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov. In addition, documents filed with the SEC by First Data Corporation will be available free of charge from First Data Investor Relations, 6200 S. Quebec St., Suite 340, Greenwood Village, CO 80111. Documents filed with the SEC by Concord EFS, Inc. will be available free of charge from Concord Investor Relations, 2325 Horizon Lake Drive, Suite 120, Memphis, TN 38133.

        First Data Corporation and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of First Data Corporation in connection with the merger. Information about the directors and executive officers of First Data Corporation and their ownership of First Data Corporation stock is set forth in the proxy statement for First Data Corporation's 2003 annual meeting of stockholders.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DATA CORPORATION
By:	/s/ STANLEY J. ANDERSEN Name: Stanley J. Andersen Title: Assistant Secretary

Date: July 23, 2003

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  Item 5. Other Events and Required FD Disclosure.
PRO FORMA FINANCIAL DATA FIRST DATA AND CONCORD UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME For the Year Ended December 31, 2002
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME For the Three Months Ended March 31, 2003
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME For the Three Months Ended March 31, 2002
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET As of March 31, 2003
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
ADDITIONAL INFORMATION
FORWARD-LOOKING STATEMENTS
NOT A PROXY SOLICITATION
SIGNATURES